EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-145176 and 333-197858) on Form S-8 and Registration Statement (No. 333-221558) on Form S-3 of inTEST Corporation of our report dated March 28, 2018, relating to the consolidated financial statements and the financial statement schedule of inTEST Corporation, appearing in this Annual Report on Form 10-K of inTEST Corporation for the year ended December 31, 2017.

/s/ RSM US LLP

March 28, 2018